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                                                                    Exhibit 10.4


                                     RELEASE

      This RELEASE (this "Release") is dated as of February 28, 2001, among Elektryon, a Nevada corporation (the "Company"), Phil C. Meisinger ("Meisinger") and Gene E. Stinson ("Stinson" and, together with Meisinger, the "Executives").

      The parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

      1. Definitions. In addition to the other terms defined in this Release, as used herein, the following terms shall have the following respective meanings:

            (a) An "Affiliate" of any Person, or a Person "Affiliated with" a Person, shall have the meaning ascribed to such term in the Voting Agreement.

            (b) An "Associate" of a Person shall have the meaning ascribed to such term in the Voting Agreement.

            (c) "Common Stock" shall have the meaning ascribed to such term in the Voting Agreement.

            (d) "Concurrent Agreements" shall mean, collectively, the Separation Agreement, the Voting Agreement, the Notes, the Pledge Agreements and the Spousal Consents.

            (e) "Control" shall have the meaning ascribed to such term in the Voting Agreement.

            (f) "Executive Person" shall mean each Executive, any member of such Executive's Immediate Family, any Person any one of them (including an Executive) Controls, and any of their respective Affiliates and Associates (including, without limitation, such Executive's Affiliates and Associates).

            (g) "Immediate Family" shall have the meaning ascribed to such term in the Voting Agreement.

            (h) "Notes" shall mean, collectively, (i) the Promissory Note, dated the date hereof, executed and delivered by Meisinger to the Company, and (ii) the Promissory Note, dated the date hereof, executed and delivered by Stinson to the Company.

            (i) "Person" shall have the meaning ascribed to such term in the Voting Agreement.

            (j) "Pledge Agreements" shall mean, collectively, (i) the Pledge Agreement, dated as of the date hereof, by Meisinger in favor of the Company, and (ii) the Pledge Agreement, dated as of the date hereof, by Stinson in favor of the Company.
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            (k) "Separation Agreement" shall mean the Separation and Release
Agreement, dated as of the date hereof, among the Company and the Executives.

            (l) "Spousal Consents" shall mean the Spousal Consents, each dated as of the date hereof, by Mrs. Meisinger and Mrs. Stinson in favor of the Company.

            (m) "Voting Agreement" shall mean the Voting Agreement, dated as of the date hereof, among the Executives, the Company and Curtis Olson.

      2.    General Release by the Company.

            (a) In consideration of good and valuable consideration, including the release by the Executives set forth in Section 3 hereof, effective on the expiration of the 7-day revocation period set forth in Section 4 hereof, if such Executive does not exercise his ADEA Revocation Right, the Company hereby irrevocably and unconditionally releases, waives and forever discharges such Executive from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, suspected or unsuspected, past or present, that it has ever had, may now have or may later assert against such Executive, but specifically excluding any action, cause of action, claim, demand, damage, right, remedy and liability (i) arising after the date hereof, (ii) relating to any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities the Company may have against such Executive arising in connection with the repurchase by the Company of shares of Common Stock held by such Executive during the period commencing on January 1, 2000 and ending on August 30, 2000, (iii) arising under the Assignment of Intellectual Property for Value, dated February 12, 1996, by the Executives and Edwin W. Wheeler in favor of the Company and any other agreement or instrument of assignment or conveyance of property or assets, including, without limitation, the real property located in Odessa, Texas, by any of the Executives (or any other Executive Person) in favor of the Company (or any subsidiary of the Company (each, a "Subsidiary")), or (iv) arising under any of the Concurrent Agreements (collectively, but specifically excluding the matters described in clauses (i) through (iv), the "Executive Claims"). Notwithstanding anything to the contrary contained herein, if an Executive exercises his ADEA Revocation Right, this Section 2 (including Sections 2(a) through 2(c)) shall be null and void ab initio and of no force or effect as to such Executive.

            (b) To the fullest extent permitted by law, the Company represents, warrants and agrees effective on the date hereof that (i) it has not lodged and will not, directly or indirectly, lodge any formal or informal complaint in any forum in any jurisdiction arising out of or related to the Executive Claims and
(ii) it has not and will not assign any of the Executive Claims to any other Person.

            (c) To the fullest extent permitted by law, execution of this Release by the Company operates as a complete bar and defense against any and all of the Executive Claims against the Executives. If the Company should hereafter make any of the Executive Claims in any


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proceeding against the Executives, this Release may be raised as and shall constitute a complete bar to any such proceeding, and the Executives, shall be entitled to and shall recover from the Company all costs incurred, including attorneys' fees, in defending against any such proceeding.

      3.    General Release by the Executives.

            (a) In consideration of good and valuable consideration, including the release by the Company set forth in Section 2 hereof, effective on the expiration of the 7-day revocation period set forth in Section 4, if such Executive does not exercise his ADEA Revocation Right, such Executive, for himself and his Executive Persons, hereby irrevocably and unconditionally releases, waives and forever discharges the Company and each Subsidiary and their respective past, present and future Affiliates, stockholders, officers, directors, employees, agents and Controlling Persons, and the respective heirs, administrators, successors and assigns of each of the foregoing (each, a "Company Releasee"), jointly and individually, from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, suspected or unsuspected, past or present, that he has ever had, may now have or may later assert against the Company Releasees (or any of them), from the beginning of time, arising out of or related to the Age Discrimination in Employment Act of 1967, as amended by, inter alia, the Older Workers Benefit Protection Act of 1990 (the "ADEA") (collectively, the "Claims").

            (b) To the fullest extent permitted by law, each Executive represents, warrants and agrees effective on the expiration of the 7-day revocation period set forth in Section 4, if such Executive does not exercise his ADEA Revocation Right, that (i) he has not lodged and will not, directly or indirectly, lodge any formal or informal complaint in any forum in any jurisdiction arising out of or related to the Claims and (ii) he has not and will not assign any of the Claims to any other Person.

            (c) To the fullest extent permitted by law, execution of this Release by each Executive operates as a complete bar and defense against any and all of the Claims against any of the Company Releasees. If either Executive should hereafter make any of the Claims in any proceeding against any of the Company Releasees, this Release may be raised as and shall constitute a complete bar to any such proceeding, and the Company Releasees, or any of them, shall be entitled to and shall recover from such Executive all costs incurred, including attorneys' fees, in defending against any such proceeding.

            (d) Notwithstanding anything to the contrary set forth in this
Section 3, with respect to Claims under the ADEA, this Section 3 shall only become effective following the expiration of the 7-day revocation period set forth in Section 4, if such Executive does not exercise his ADEA Revocation Right.

      4. Representation by Counsel; Revocation. This Release was drafted by the Company and its counsel solely as a matter of convenience to the parties, and shall not be construed for or against either party for that reason. The parties acknowledge that they each have been afforded ample opportunity to review and evaluate this Release prior to subscribing thereto and that they have been


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represented and assisted by counsel chosen by them for that purpose. The
Executives further acknowledge that they have been advised in writing to consult counsel concerning this Release and they have consulted with counsel of their choice. The parties acknowledge and agree that they enter into this Release freely and voluntarily, without duress or coercion of any kind, and as an informed and well-reasoned exercise of their respective business judgments. Each Executive may revoke his agreement to release the Company from claims under the ADEA pursuant to Section 3 of this Release by written notice given to the Company within seven calendar days after the date on which this Release is executed by such Executive (the "ADEA Revocation Right"); if an Executive exercises his ADEA Revocation Right, his release set forth in Section 3 of this Release (solely relating to Claims under the ADEA) and the Company's release and other agreements set forth in Section 2 of this Release with respect to him shall each be null and void ab initio and shall be of no force or effect, but the remainder of this Release shall remain in full force and effect. Each Executive acknowledges that he was offered at least 21 days to consider the terms of this Release, and each Executive hereby waives the benefit of such review period.

      5. Severability. If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      6. Amendment; Governing Law; Jurisdiction. This Release may not be changed except in a writing signed by the Person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Nevada without regard to principles of conflicts of law. In addition, each of the parties hereto (a) consents to submit himself or itself to the non-exclusive personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Release or any of the transactions contemplated by this Release, and (b) agrees that he or it will not attempt to deny or defeat such non-exclusive personal jurisdiction by motion or other request for leave from any such court.

      7. Several Rights. If both Executives exercise their ADEA Revocation Right, then this Release shall be deemed null and void ab initio. If only one Executive exercises his ADEA Revocation Right, then this Release shall be deemed to be null and void ab initio only as to that Executive and shall continue in full force and effect as to the other Executive. Nothing in this Release, whether it continues as to either or both Executive(s) or is deemed to be null and void ab initio as to one or both Executives, shall affect any of the rights and obligations of the Company and each Executive under the Concurrent Agreements.

      8. Counterparts. This Release may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. The parties agree that a facsimile signature is as effective as an original signature.


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IN WITNESS WHEREOF, each of the undersigned has executed and delivered this
Release as of this ___ day of February, 2001.

                                          ELEKTRYON




                                          By: /s/ Michael E. Holmstrom
                                              -------------------------------
                                              Name:  Michael E. Holmstrom
                                              Title: President

                                          /s/ Phil C. Meisinger
                                          -----------------------------------
                                          Phil C. Meisinger

                                          /s/ Gene E. Stinson
                                          -----------------------------------
                                          Gene E. Stinson


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